Exhibit 99.1
INVERNESS MEDICAL INNOVATIONS ANNOUNCES
SECOND QUARTER 2008 RESULTS
WALTHAM, MA...July 29, 2008...Inverness Medical Innovations, Inc. (AMEX: IMA), a global leader in rapid point-of-care diagnostic products, today announced its financial results for the quarter ended June 30, 2008.
In the second quarter of 2008, the Company recorded net revenue of $401.1 million compared to net revenue of $155.0 million in the second quarter of 2007. The revenue increase was primarily due to increased product and service revenue in our Professional Diagnostics segment which grew from $93.1 million in the second quarter of 2007 to $250.4 million in 2008, principally as a result of businesses acquired which contributed $147.0 million of the increased product and service revenue. Also contributing to the net revenue increase was product and service revenue provided by our newly formed Health Management segment totaling $92.5 million in the second quarter of 2008.
For the second quarter of 2008, the net loss prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) was $30.3 million, or $0.43 per diluted common share, compared to net loss of $54.7 million, or $1.17 per diluted common share, for the second quarter of 2007. The Company reported adjusted cash basis net income of $32.7 million, or $0.37 per diluted common share, for the second quarter of 2008, compared to adjusted cash basis net income of $11.8 million, or $0.24 per diluted common share, for the second quarter of 2007. Included in our adjusted cash basis results for the second quarter of 2008 was a $13.8 million charge associated with an arbitration decision, or $8.6 million net of tax charge, resulting in a $0.10 per diluted share impact, partially offset by $2.9 million of income associated with a favorable settlement of a prior year’s royalty dispute collected during the quarter, or $2.5 million net of tax benefit, resulting in a $0.03 per diluted share impact.
The Company’s GAAP results for the second quarter of 2008 include amortization of $55.0 million, $23.6 million of restructuring charges, $7.2 million of stock-based compensation expense and a $0.3 million charge related to the write-up to fair market value of inventory acquired in connection with the acquisitions of Panbio Limited and BBI Holdings Plc. GAAP results for the second quarter of 2007 include amortization of $10.1 million, a $0.4 million restructuring charge, $47.3 million of non-cash stock-based compensation expense, of which $45.2 million relates to costs associated with stock option acceleration and conversion in connection with our acquisition of Biosite, Inc., a $1.2 million charge related to the write-up to fair market value of inventory acquired in connection with our accounting for the Biosite acquisition and $15.4 million of deferred financing costs and repayment premium related to the repayment of outstanding debt in conjunction with our financing arrangements related to our Biosite acquisition, offset by a $1.9 million foreign exchange gain on settlement of intercompany notes. These amounts, net of tax, have been excluded from the adjusted cash basis net income per common share for the respective quarters.
A detailed reconciliation of the Company’s adjusted cash basis net income, which is a non-GAAP financial measure, to net loss under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.
The Company will host a conference call beginning at 10:00 a.m. (Eastern Time) today, July 29, 2008, to discuss these results as well as other corporate matters.  During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters.  The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.
The conference call can be accessed by dialing 973-582-2700 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invernessmedical.com. It is also available via link at http://audioevent.mshow.com/346155/ using Real Player or Windows Media. An on-demand webcast of the call will be available at the Inverness website (www.invernessmedical.com/News.cfm) two hours after the end of the call and will be accessible for 30 days. Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the same website beginning shortly before the conference call and will continue to be available on this website for 30 days.
For more information about Inverness Medical Innovations, please visit our website at http://www.invernessmedical.com.
By developing new capabilities in near-patient diagnosis, monitoring and health management, Inverness Medical Innovations enables individuals to take charge of improving their health and quality of life. A global leader in rapid point-of-care diagnostics, Inverness’ products, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, drugs of abuse and women’s health. Inverness is headquartered in Waltham, Massachusetts.
Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
				Non-GAAP				Non-GAAP
				Adjusted				Adjusted
		Non-GAAP		Cash		Non-GAAP		Cash
	GAAP	Adjustments		Basis (a)	GAAP	Adjustments		Basis (a)
Net revenue	$401,127	$—		$401,127	$154,965	$—		$154,965
Cost of revenue	195,025	(17,225	)(b) (c) (d) (e)	177,800	88,625	(4,545	)(b) (d) (e)	84,080

Gross profit	206,102	17,225		223,327	66,340	4,545		70,885

Gross margin	51%			56%	43%			46%

Operating expenses:
Research and development	29,808	(5,313	)(b) (c) (d)	24,495	12,110	(1,161	)(b) (d)	10,949
Selling, general and administrative	172,792	(50,794	)(b) (c) (d)	121,998	95,775	(53,141	)(b) (c) (d)	42,634

Total operating expenses	202,600	(56,107)		146,493	107,885	(54,302)		53,583

Operating income (loss)	3,502	73,332		76,834	(41,545)	58,847		17,302
Interest and other income (expense), net	(38,646)	6,624	(c)	(32,022)	(17,047)	13,458	(b) (f) (g)	(3,589)
Income tax (benefit) provision	(7,698)	23,066	(h)	15,368	(2,674)	5,931	(h)	3,257
Equity earnings of unconsolidated entities, net of tax	(2,902)	6,199	(b) (c)	3,297	1,244	112	(b)	1,356

Net (loss) income	$(30,348)	$63,089		$32,741	$(54,674)	$66,486		$11,812

Preferred stock dividends	$(3,107)			$(3,107)	$—			$—

Net (loss) income available to common stockholders — basic	$(33,455)			$29,634	$(54,674)			$11,812

Net (loss) income per common share
Basic	$(0.43)			$0.38	$(1.17)			$0.25

Diluted	$(0.43) (i)			$0.37 (j)	$(1.17) (i)			$0.24	(k)

Weighted average common shares — basic	77,647			77,647	46,671			46,671

Weighted average common shares — diluted	77,647 (i)			82,984 (j)	46,671 (i)			48,512	(k)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b)	Amortization expense of $55.0 million and $10.1 million in the second quarter of 2008 and 2007 GAAP results, respectively, including $11.7 million and $3.3 million charged to cost of sales, $1.0 million and $0.7 million charged to research and development and $42.1 million and $6.0 million charged to selling, general and administrative, in the respective quarters, with $0.2 million and $0.1 million charged through equity earnings of unconsolidated entities, net of tax during the respective quarters.

(c)	Restructuring charges associated with the decision to close facilities of $23.6 million and $0.4 million for the second quarter of 2008 and 2007 GAAP results, respectively. The $23.6 million charge for the three months ended June 30, 2008 included $4.8 million charged to cost of sales, $3.2 million charged to research and development, $3.0 million charged to selling, general and administrative, $6.6 million charged to interest expense and $6.0 million charged through equity earnings of unconsolidated entities, net of tax. The $0.4 million charge for the second quarter of 2007 was charged to selling, general and administrative. These charges have been excluded from net income or loss because they have a significant impact on results yet do not occur on a consistent or regular basis in the Company’s business.

(d)	Compensation costs of $7.2 million and $47.3 million associated with stock-based compensation expense for the second quarter of 2008 and 2007 GAAP results, respectively, including $0.4 million and $0.1 million charged to cost of sales, $1.1 million and $0.5 million charged to research and development and $5.7 million and $46.7 million charged to selling, general and administrative, in the respective quarters. The $46.7 million charged to selling, general and administrative during the 2007 quarter includes $45.2 million of costs associated with stock option acceleration and conversion in connection with our acquisition of Biosite, Inc.

(e)	A write-off in the amount of $0.3 million and $1.2 million during the second quarter of 2008 and 2007, respectively, relating to inventory write-ups recorded in connection with the acquisitions of Panbio Limited and BBI Holdings Plc. during the first quarter of 2008 and Biosite, Inc during the second quarter of 2007.

(f)	A charge of $15.4 million associated with the write-off of debt origination costs and a prepayment premium paid upon early extinguishment of related debt during the 2007 quarter, in conjunction with our financing arrangements related to our Biosite acquisition.

(g)	A $1.9 million foreign currency gain realized on the settlement of intercompany notes during the 2007 quarter.

(h)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f) and (g).

(i)	For the three months ended June 30, 2008 and 2007, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(j)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended June 30, 2008, on an adjusted cash basis, are dilutive shares consisting of 1,926,000 common stock equivalent shares from the potential exercise of stock options and warrants and potential dilutive shares consisting of 3,411,000 common stock equivalent shares from the potential conversion of convertible debt securities. The net income per diluted share calculation for the three months ended June 30, 2008, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $0.8 million resulting in net income available to common stockholders of $30.4million. Potential dilutive shares consisting of 6,008,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock for the three months ended June 30, 2008 were not used in the calculation of diluted net income per common share, on an adjusted cash basis, because inclusion thereof would be antidilutive.

(k)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended June 30, 2007, on an adjusted cash basis, are dilutive shares consisting of 1,841,000 common stock equivalent shares from the potential exercise of stock options and warrants. Potential dilutive shares consisting of 1,513,000 common stock equivalent shares from the potential conversion of convertible debt securities for the three months ended June 30, 2007 were not used in the calculation of diluted net income per common share, on an adjusted cash basis, because inclusion thereof would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
				Non-GAAP				Non-GAAP
				Adjusted				Adjusted
		Non-GAAP		Cash		Non-GAAP		Cash
	GAAP	Adjustments		Basis (a)	GAAP	Adjustments		Basis (a)
Net revenue	$773,360	$—		$773,360	$313,944	$—		$313,944
Cost of revenue	386,868	(40,839	)(b) (c) (d) (e)	346,029	169,266	(7,673	)(b) (d) (e)	161,593

Gross profit	386,492	40,839		427,331	144,678	7,673		152,351

Gross margin	50%			55%	46%			49%

Operating expenses:
Research and development	60,733	(10,693	)(b) (c) (d)	50,040	24,119	(2,224	)(b) (d)	21,895
Selling, general and administrative	307,479	(85,121	)(b) (c) (d)	222,358	146,765	(57,528	)(b) (c) (d)	89,237

Total operating expenses	368,212	(95,814)		272,398	170,884	(59,752)		111,132

Operating income (loss)	18,280	136,653		154,933	(26,206)	67,425		41,219
Interest and other income (expense), net	(59,399)	8,315	(c) (g)	(51,084)	(20,518)	13,663	(b) (f) (h)	(6,855)
Income tax (benefit) provision	(8,578)	45,032	(i)	36,454	3,205	6,798	(i)	10,003
Equity earnings of unconsolidated entities, net of tax	(1,981)	6,441	(b) (c)	4,460	1,560	224	(b)	1,784

Net (loss) income	$(34,522)	$106,377		$71,855	$(48,369)	$74,514		$26,145

Preferred stock dividends	$(3,107)			$(3,107)	$—			$—

Net (loss) income available to common stockholders — basic	$(37,629)			$68,748	$(48,369)			$26,145

Net (loss) income per common share
Basic	$(0.49)			$0.89	$(1.06)			$0.57

Diluted	$(0.49) (j)			$0.84 (k)	$(1.06) (j)			$0.55	(l)

Weighted average common shares — basic	77,446			77,446	45,565			45,559

Weighted average common shares — diluted	77,446 (j)			83,201 (k)	45,565 (j)			47,361	(l)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b)	Amortization expense of $95.0 million and $16.6 million in the first six months of 2008 and 2007 GAAP results, respectively, including $23.7 million and $6.3 million charged to cost of sales, $1.8 million and $1.5 million charged to research and development and $69.1 million and $8.6 million charged to selling, general and administrative, in the respective periods, with $0.4 million and $0.2 million charged through equity earnings of unconsolidated entities, net of tax during the six months ended June 30, 3008 and 2007, respectively.

(c)	Restructuring charges associated with the decision to close facilities of $39.9 million and $1.0 million in the first six months of 2008 and 2007 GAAP results, respectively. The $39.9 million charge for the six months ended June 30, 2008 included $14.5 million charged to cost of sales, $6.6 million charged to research and development, $6.2 million charged to selling, general and administrative, $6.6 million charged to interest expense and $6.0 million charged through equity earnings of unconsolidated entities, net of tax. The $1.0 million charge for the six months ended June 30, 2007 was charged to selling, general and administrative. These charges have been excluded from net income or loss because they have a significant impact on results yet do not occur on a consistent or regular basis in the Company’s business.

(d)	Compensation costs of $12.7 million and $48.9 million associated with stock-based compensation expense in the first six months of 2008 and 2007 GAAP results, respectively, including $0.6 million and $0.2 million charged to cost of sales, $2.3 million and $0.7 million charged to research and development and $9.8 million and $48.0 million charged to selling, general and administrative. The $48.0 million charged to selling, general and administrative during the six months ended June 30, 2007 includes $45.2 million of costs associated with stock option acceleration and conversion in connection with our acquisition of Biosite, Inc.

(e)	A write-off in the amount of $2.0 million and $1.2 million during the six months ended June 30, 2008 and 2007, respectively, relating to inventory write-ups recorded in connection with the acquisitions of Panbio Limited and BBI Holdings Plc. during the first quarter of 2008 and Biosite, Inc during the second quarter of 2007.

(f)	Charges totaling $15.6 million associated with the write-off of debt origination costs and a prepayment premium paid upon early extinguishment of related debt during the six months ended June 30, 2007, in conjunction with our financing arrangements.

(g)	A $1.7 million net realized foreign currency loss associated with a cash escrow established in connection with the acquisition of BBI Holdings Plc.

(h)	A $1.9 million foreign currency gain realized on the settlement of intercompany notes.

(i)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f), (g) and (h).

(j)	For the six months ended June 30, 2008 and 2007, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(k)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended June 30, 2008, on an adjusted cash basis, are dilutive shares consisting of 2,344,000 common stock equivalent shares from the potential exercise of stock options and warrants and potential dilutive shares consisting of 3,411,000 common stock equivalent shares from the potential conversion of convertible debt securities. The net income per diluted share calculation for the six months ended June 30, 2008, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $1.5 million resulting in net income available to common stockholders of $70.2 million. Potential dilutive shares consisting of 3,004,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock for the six months ended June 30, 2008 were not used in the calculation of diluted net income per common share, on an adjusted cash basis, because inclusion thereof would be antidilutive.

(l)	Included in the weighted average diluted common shares for the calculation of net income per common share for the six months ended June 30, 2007, on an adjusted cash basis, are dilutive shares consisting of 1,796,000 common stock equivalent shares from the potential exercise of stock options and warrants. Potential dilutive shares consisting of 761,000 common stock equivalent shares from the potential conversion of convertible debt securities for the six months ended June 30, 2007 were not used in the calculation of diluted net income per common share, on an adjusted cash basis, because inclusion thereof would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in $000s)

	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$167,234	$414,732
Restricted cash	3,401	141,869
Marketable securities	1,864	2,551
Accounts receivable, net	256,118	163,380
Inventories, net	180,248	148,231
Prepaid expenses and other current assets	121,566	82,211

Total current assets	730,431	952,974

PROPERTY, PLANT AND EQUIPMENT, NET	285,916	267,880
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	4,793,183	3,494,174
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	132,537	165,731

Total assets	$5,942,067	$4,880,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$21,005	$21,096
Other current liabilities	352,204	257,812

Total current liabilities	373,209	278,908

LONG-TERM LIABILITIES:
Notes payable, net of current portion	1,511,064	1,366,753
Deferred tax liability	447,209	326,128
Other long-term liabilities	333,119	322,303

Total long-term liabilities	2,291,392	2,015,184

TOTAL STOCKHOLDERS’ EQUITY	3,277,466	2,586,667

Total liabilities and stockholders’ equity	$5,942,067	$4,880,759